UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 24, 2019

TrueCar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 200
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(800) 200-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRUE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Noel Watson as Chief Financial Officer

On May 28, 2019, TrueCar, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed Noel Watson as the Company’s Chief Financial Officer effective upon Mr. Watson’s first day of employment, which is expected to be June 17, 2019 (the “Start Date”). Mr. Watson will also serve as the Company’s Chief Accounting Officer, principal financial officer, principal accounting officer and treasurer effective upon the Start Date.

Mr. Watson, age 44, is joining the Company after having served TripAdvisor, Inc. (“TripAdvisor”), an online travel company that assists travelers by providing user-generated content, price comparison tools and online reservation and related services for accommodations, travel activities and restaurants around the world, as its Chief Accounting Officer and Vice President of Finance and Accounting from February 2016 to the present and as its Vice President of Accounting and Controller from February 2013 to February 2016. Before that, Mr. Watson served in various other accounting roles at TripAdvisor and Expedia, Inc., a travel booking website. Mr. Watson holds a B.A. in Accounting from Bryant University.

Other than the Employment Agreement (as defined below), there are no arrangements or understandings between Mr. Watson and any other person pursuant to which he was selected for the positions to which he was appointed. There are no family relationships between Mr. Watson and any director or executive officer of the Company and Mr. Watson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

A copy of the press release announcing Mr. Watson’s appointment is attached hereto as Exhibit 99.1.

Employment Agreement with Noel Watson

In connection with Mr. Watson’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Watson on May 24, 2019. Under the terms of the Employment Agreement, Mr. Watson’s employment is on an at-will basis, he will be paid a base salary of $450,000, less applicable tax withholdings and subject to review and adjustment based upon the Company’s normal performance review practices, and he will be eligible for a discretionary bonus targeted at 50% of his base salary. Mr. Watson will also be awarded a signing bonus of $400,000, less applicable tax withholdings, with $200,000 to be paid during the first payroll period following Mr. Watson’s start date and $200,000 to be paid on December 31, 2020, subject to his continued employment through that date. If Mr. Watson resigns his employment before December 31, 2020, he will be required to repay a prorated portion of the first tranche of his signing bonus and will forfeit any right to the second tranche of the signing bonus, except as described below in the case of certain terminations. The Employment Agreement provides that Mr. Watson is eligible to participate in the benefits programs generally available to employees of the Company on the same terms as other similarly-situated employees.

The Employment Agreement also provides that at the first meeting of the Compensation and Workforce Committee of the Board (the “Committee”) after Mr. Watson’s start date, the Company will recommend that the Committee grant him (i) a stock option (the “Option”) to purchase shares of the Company’s common stock (“Shares”) having an aggregate grant-date fair value of approximately $468,750 and an exercise price per Share no less than the fair market value of the Shares on the date of the grant; and (ii) an award of restricted stock units of the Company (“RSUs”) having an aggregate grant-date fair value of approximately $2,031,250 (the “RSU Grant”), in the case of each of clauses (i) and (ii) pursuant to a Company equity incentive plan and an option agreement and RSU agreement, as applicable. Further, the Company will recommend that (x) the Option vest in approximately equal monthly installments over 48 months, with vesting beginning on the 91st day of Mr. Watson’s employment; and (y) the RSU Grant vest in approximately equal quarterly installments over 16 quarters, with vesting beginning on the 15th day of the third month after Mr. Watson’s start date. Vesting of the Option and the RSU Grant is subject to Mr. Watson’s continued service with the Company through each vesting date. Additionally, Mr. Watson will be eligible to receive additional equity awards pursuant to plans or arrangements the Company may have in effect from time to time determined in the discretion of the Board or the Committee.

The Employment Agreement further provides that the Company will reimburse Mr. Watson for certain reasonable and customary expenses associated with his relocation to the Santa Monica, California area, up to a maximum reimbursement of $100,000, less applicable tax withholdings, in accordance with the Company’s relocation program. The Company will not provide any tax assistance or gross-up benefits in connection with these reimbursements and Mr. Watson must be employed by the Company on the date of any reimbursements received. If Mr. Watson resigns his employment on or before the first anniversary of his start date, he will be required to repay a prorated portion of the relocation reimbursement, except as described below in the case of certain terminations, and may be required to repay certain relocation reimbursements as provided in the Company’s relocation program. The Employment Agreement also requires the Company to provide Mr. Watson with a $15,000 monthly housing allowance, less applicable tax withholdings, during the first six calendar months of his employment. Mr. Watson must be employed on at least one day of a calendar month to receive the housing allowance for such month.

Under the Employment Agreement, if the Company terminates Mr. Watson’s employment for a reason other than Cause (as defined in the Employment Agreement), or he resigns from his employment for Good Reason (as defined in the Employment Agreement), then, in addition to earned but unpaid amounts, subject to Mr. Watson’s signing a release of claims agreement with the Company and his continued compliance with the terms of the Employment Agreement and a confidential information agreement entered into with the Company, he will receive as severance: (i) continuing payments of his base salary as in effect on the date of the termination during the period beginning with his termination through (x) the 18-month anniversary of his termination, in the case of termination before the first anniversary of his start date and (y) the 12-month anniversary of his termination, in the case of termination on or after the first anniversary of his start date (the “Severance Period”); (ii) if such termination occurs before a Change in Control (as defined in the Employment Agreement), the immediate vesting of each of his then-outstanding equity awards as to the number of Shares subject to each equity award that otherwise would have vested had he remained an employee of the Company through the 12-month anniversary of his termination date; or, if such termination occurs upon or after a Change in Control, the immediate vesting as to 100% of each of his outstanding equity awards that both are outstanding as of the employment termination date and, for awards other than the Option and the RSU Grant, were granted at least 90 days before the applicable Change in Control; (iii) if such termination occurs upon or after a Change in Control, a lump sum payment of any then-unpaid portion of his signing bonus, with any obligation to repay any portion of such signing bonus or any relocation reimbursements being waived; and (iv) reimbursement or direct payment, as determined by the Company, of certain continuing health care benefits for up to 12 months following his termination.

If Mr. Watson’s employment with the Company terminates due to his death or Disability (as defined in the Employment Agreement), then, in addition to earned but unpaid amounts, subject to Mr. Watson’s (or his estate’s) signing a release of claims agreement with the Company and his continued compliance with the Employment Agreement and a confidential information agreement entered into with the Company, each of his then-outstanding equity awards will immediately vest and he (or his estate) will receive certain continuing health care benefits during the Severance Period.

If a Change in Control occurs while Mr. Watson remains an employee of the Company, if he remains employed with the Company (or any successor or subsidiary thereof) as of the first day following the 12-month anniversary of the Change in Control, then 100% of any of Mr. Watson’s equity awards that both are outstanding as of such date and, for awards other than the Option and the RSU Grant, were granted to him at least 90 days prior to the Change in Control will vest at such time.

The Employment Agreement further provides that, if the severance payments and other benefits payable to Mr. Watson constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then his severance and other benefits will either be delivered in full or delivered to such lesser extent that would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Mr. Watson on an after-tax basis of the greatest amount of benefits.

Resignation of Charles Thomas

In connection with the appointment of Mr. Watson, Charles Thomas, the Company’s principal financial officer, principal accounting officer, treasurer and vice president, controller, tendered his resignation as the Company’s principal financial officer, principal accounting officer and treasurer, effective upon the Start Date.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press release issued by TrueCar, Inc., dated May 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUECAR, INC.

By:	/s/ Jeff Swart
Jeff Swart
EVP, General Counsel & Secretary

 Date:  May 28, 2019